                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated November 4, 2002, relating to the balance sheet of Atlantic City Electric Transition Funding LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 15, 2002